SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2001

SINA.com

(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	52-2236363 (I.R.S. Employer Identification Number)

Vicwood Plaza
Rooms 1801-4
18th Floor
199 Des Voeux Road
Central, Hong Kong
(852) 2155-8800
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Charles Chao
1313 Geneva Drive
Sunnyvale, CA 94089
(408) 548-0000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

N/A
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 2. Acquisition or Disposition of Assets

     On September 28, 2001, SINA.com, a Cayman Island company (“SINA”), completed the acquisition of 2,028,122,000 ordinary shares of Sun Television Cybernetworks Holdings Limited (“Sun TV”) pursuant to a Share Purchase Agreement dated September 12, 2001 among SINA, Lan Yang and Bruno Wu (the “Purchase Agreement”). Copies of the press releases regarding this transaction are attached as exhibits.

     Under the terms of the Purchase Agreement, SINA acquired the Sun TV shares from Lan Yang for $7,900,000 in cash (the “Cash Consideration”) and 4,592,944 newly issued SINA ordinary shares. Ms. Yang is also entitled to receive up to 3,280,674 newly issued SINA ordinary shares over the next 18 months if Sun TV meets certain performance targets. In addition, as provided for in the Purchase Agreement, $4,000,000 of the Cash Consideration has been retained by SINA to satisfy Ms. Yang’s commitment to lend such amount to SINA in accordance with the terms of a loan agreement between SINA and Ms. Yang. The consideration paid by SINA to Ms. Yang for the Sun TV shares was determined by arms-length negotiations among the parties. The source of the Cash Consideration was SINA’s working capital.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)     Exhibits.

99.1	Press Release issued by SINA.com on September 12, 2001.
99.2	Press Release issued by SINA.com on October 1, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINA.com

Dated: October 12, 2001.	By:	/s/ Charles Chao

Charles Chao
Chief Financial Officer
(Principal Accounting and Financial Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release issued by SINA.com on September 12, 2001.
99.2	Press Release issued by SINA.com on October 1, 2001.